Exhibit 11(a)
KPMG Peat Marwick LLP
Two Nationwide Plaza
Columbus, OH  43215
Telephone 614 249 2300


                               Auditor's Consent


The Board of Trustees of MarketWatch Funds:

We consent to the use of our report incorporated by reference dated January 17, 1996 on the financial statements of the MarketWatch Funds as of November 30, 1995 and for each of the periods indicated therein, and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Auditors" in the Statement of Additional Information.


                                    /s/KPMG Peat Marwick LLP
                                       KPMG Peat Marwick LLP


Columbus, Ohio
March 26, 1996